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                      AMENDMENT NO. 1 TO EXCHANGE AGREEMENT

         Amendment No. 1 dated December , 1998 to the Exchange Agreement (the Agreement") dated as of the 1st day of September, 1998 by and among Joseph G. Pozo, Jr. and Joseph John Pozo (individually, a "Shareholder" and collectively, the "Shareholders") and American Marine Recreation, Inc., a Delaware corporation (the "Company").

                               W I T N E S S E T H

                  WHEREAS, the parties hereto hereby agree that it would be in their mutual best interest to amend the Agreement in the manner set forth herein;

                  NOW, THEREFORE, in consideration of the above premises and the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that the Agreement is amended as follows:

         I.       Modifications.

         A. Exhibit B is hereby deleted in its entirety and replaced by Exhibit B annexed hereto.

         II. Confirmation. Except as expressly specified herein, all other terms, conditions and provisions of the Agreement are hereby confirmed and shall remain in full force and effect without modification.

                  IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.


                                    --------------------------------------
                                    JOSEPH G. POZO, JR.


                                    --------------------------------------
                                    JOSEPH JOHN POZO



                                    AMERICAN MARINE RECREATION, INC.



                                    By:
                                        -----------------------------------
                                        Name:     Joseph G. Pozo, Jr.
                                        Title:    President



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                                    EXHIBIT B


                            OWNERSHIP OF COMMON STOCK



Shareholder                               Number of Shares of Common Stock

Joseph G. Pozo, Jr.                                   1,230
Joseph John Pozo                                        308
                                                      -----
Total                                                 1,538